Exhibit 4.1

FIRST AMENDMENT TO WARRANT TO PURCHASE SHARES OF COMMON STOCK

THIS FIRST AMENDMENT TO WARRANT TO PURCHASE SHARES OF COMMON STOCK (this “Warrant Amendment”) is entered into as of November 6, 2026, by and between AVENUE VENTURE OPPORTUNITIES FUND II, L.P., a Delaware limited partnership (“Holder”), and SPRUCE BIOSCIENCES, INC., a Delaware corporation (the “Company”).

RECITALS

A.
WHEREAS, the Company issued to Holder that certain Warrant to Purchase Shares of Common Stock dated as of March 9, 2026 (the “Warrant”);

B.
WHEREAS, Company and Holder are parties to those certain Loan Documents dated as of January 7, 2026, including that certain Loan and Security Agreement (as amended from time to time, the “Agreement”) and Supplement to Loan and Security Agreement (as amended from time to time, the “Supplement”);

C.
WHEREAS, the Company and Holder are entering into that certain Consent and First Amendment to Loan Documents dated as of even date herewith (the “First Amendment”); and

D.
WHEREAS, it is a condition to the First Amendment that the Company executes and delivers this Warrant Amendment in favor of Holder.

NOW, THEREFORE, the parties agree as follows:

1.
The definition of “Applicable Number” as set forth on the first page of the Warrant hereby is amended and restated to read in its entirety as follows:

“Applicable Number” means the number of shares of Common Stock purchasable hereunder obtained by (a) dividing (A) $3,200,000 by (B) the Exercise Price, plus (b) an additional Five Thousand (5,000) shares of Common Stock of the Company purchasable hereunder; provided that such number may be adjusted in accordance with Section 4.

2.
This Warrant Amendment shall be affixed to the Warrant and shall become a part thereof for all purposes.

3.
Except as expressly amended by this Warrant Amendment, the Warrant remains unchanged and in full force and effect, and all references in the Warrant to “this Warrant” shall mean the Warrant as amended hereby.

4.
Section 14 of the Warrant is incorporated herein by reference, mutatis mutandis, as though set forth in full.

5.
Section 19 of the Warrant is incorporated herein by reference, mutatis mutandis, as though set forth in full.

[Balance of Page Intentionally Left Blank]

1.

IN WITNESS WHEREOF, the undersigned have executed this Warrant Amendment as on the day and year first above written.

COMPANY:
SPRUCE BIOSCIENCES, INC.

By: /s/ Samir Gharib
Name: Samir Gharib
Title: President and Chief Financial Officer

AGREED AND ACCEPTED: HOLDER:
AVENUE VENTURE OPPORTUNITIES FUND II, L.P.

By: Avenue Venture Opportunities Partners II, LLC Its: General Partner
By: /s/ Sonia Gardner
Name: Sonia Gardner
Title: Authorized Signatory

[Signature Page to First Amendment to Warrant to Purchase Shares of Common Stock]